Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-192459 and File No. 333-196565) of Surgical Care Affiliates, Inc. of our report dated July 22, 2013 relating to the consolidated financial statements of ASC Operators, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

March 10, 2015